Exhibit 99.1

PRESS RELEASE

	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA, Inc.
FOR IMMEDIATE RELEASE		(713) 965-0990

METALS USA REPORTS PROJECTED 2007 2ND QUARTER RESULTS

June 21, 2007 – HOUSTON, TEXAS – Metals USA, Inc., (“Metals USA,” or the “Company”) today announced its projected operating results for the quarter ended June 30, 2007. Metals USA is experiencing a strong second quarter in its metal service center businesses. Average selling prices and profit margins on a per-ton basis are trending higher on both a sequential and year-over-year basis, which is a result of strong metal markets supported by continued strength in oil and gas, non-residential construction, marine and the defense industries. Pursuant to the Company’s strategy of increasing its focus on higher margin volumes, year-over-year volumes will likely be lower due to the shift of product mix towards non-ferrous and stainless products. For the three months ended March 31, 2007, non-ferrous and stainless products represented more than 44% of net sales in the Company’s Flat Rolled and Non-Ferrous Group, compared with 39% in 2006, and the Company observes this increasing trend continuing in the second quarter. Sales volumes of the Company’s Building Products Group have improved compared to the first quarter, but volume remains lower than the prior year as Metals USA continues to be affected by the cyclical slowdown in home remodeling. Despite current market conditions, the Company has begun to realize improvements in its second quarter results. Such improvements are due to a restructuring of the Building Products Group that was completed in the first quarter of 2007. The Company expects to see further improvements during the remainder of 2007 and believes the business is well-positioned to take advantage of a recovery in the residential housing market. Metals USA believes its second quarter net sales will be in the range of $475 to $490 million, net income will be in the range of $13.7 to $14.7 million, Adjusted EBITDA (as defined) will be in the range of $43 to $45 million, total debt will be in the range of $600 to $610 million and cash will be in the range of $12 to $14 million at June 30, 2007. These ranges are preliminary and may change once the quarter is complete. In addition, these numbers have not been reviewed by auditors and could change as part of the quarterly review process.

EBITDA and Adjusted EBITDA Non-GAAP Measures Reconciliations and Explanations

EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization and is used by management, together with Adjusted EBITDA, as a measure for certain performance-based bonus plans. Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing our notes. Our credit documents and the indenture governing our notes require us to meet or exceed specified minimum financial measures before we will be permitted to consummate certain acts, such as complete acquisitions, declare or pay dividends and incur additional indebtedness, and one of the more significant measures contained in our credit documents and the indenture governing our notes is Adjusted EBITDA.

We believe that EBITDA and Adjusted EBITDA are useful to investors because the measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, which we refer to as “GAAP,” and should not be viewed in isolation and do not purport to be an alternative to net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable U.S. GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

Additionally, neither EBITDA nor Adjusted EBITDA are intended to be a measure of free cash flow for management’s discretionary use, as neither considers certain cash requirements such as capital expenditures, contractual commitments, interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures for other companies.

Below is a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,			Year Ended December 31,
	2007E Range		2006A	2006A
	Low	High
Net Income	$13.7	$14.7	$13.9	$39.5
Depreciation and Amortization	5.4	5.6	4.8	22.6
Interest Expense	14.6	14.8	12.9	54.1
Provision for Income Taxes	8.7	9.3	9.9	25.9
Other (income) expense	—	—	(0.1)	(0.5)

EBITDA	42.4	44.4	41.4	141.6
Indenture defined adjustments to EBITDA:
Stock options and grant expense	0.3	0.3	0.3	1.2
Non-cash charges - inventory purchase adjustments	—	—	—	10.8
Facility Closures	—	—	—	1.4
Management fees and other costs	0.3	0.3	0.3	1.2

Adjusted EBITDA	$43.0	$45.0	$42.0	$156.2

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the federal securities laws which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In particular, these include, but are not limited to, statements relating to the following: our projected operating or financial results, including anticipated cash flows from operations and asset sale proceeds for 2007; our expectations regarding capital expenditures, interest expense and other payments; our beliefs and assumptions relating to our liquidity position, including our ability to adopt to changing market conditions; and our ability to compete effectively for market share with industry participants.

In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this press release. Any or all of our forward-looking statements may turn out to be wrong.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are more fully disclosed below in this Current Report, as well as in Metals USA’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. All forward-looking information in this press release and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Some of the factors that we believe could affect our results include, but are not limited to: our expectations with respect to our acquisition activity; our substantial indebtedness; supply, demand, prices and other market conditions for steel and other commodities; the timing and extent of changes in commodity prices; the effects of competition in our business lines; the condition of the steel and metal markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions; the ability of our counterparties to satisfy their financial commitments; tariffs and other government regulations relating to our products and services; operational factors affecting the ongoing commercial operations of our facilities, including catastrophic weather-related damage, regulatory approvals, permit issues, unscheduled blackouts, outages or repairs, unanticipated changes in fuel costs or availability of fuel emission credits or workforce issues; the costs of being a public company, including Sarbanes-Oxley compliance; our ability to operate our businesses efficiently, manage capital expenditures and costs (including general and administrative expenses) and generate earnings and cash flow; and general political conditions and developments in the United States and in foreign countries whose affairs affect supply, demand and markets for steel, metals and metal products.